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                                                                     EXHIBIT 5.1



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Office of the General
Counsel
Peter Sherry, Jr.
Assistant General Counsel
313/323-2130
313/337-9591 (Fax)
psherry@ford.com
One American Road
Room 1038 WHQ
Dearborn, Michigan 48126
[FORD MOTOR COMPANY LOGO]


                                                December 14, 2001

Ford Motor Company
One American Road
Dearborn, Michigan 48126

     Re: Registration of Securities

Ladies and Gentlemen:

     Reference is made to the Registration Statement on Form S-3 (the "Registration Statement") being filed with the Securities and Exchange Commission (the "Commission") on or about December 14, 2001, by Ford Motor Company, (the "Company") and by Ford Motor Company Capital Trust II, Ford Motor Company Capital Trust III and Ford Motor Company Capital Trust IV, each a statutory business trust formed under the laws of the State of Delaware (each a "Trust" and collectively, the "Trusts"). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"), of the following securities in one or more series: (i) debt securities of the Company ("Debt Securities"), consisting of debentures, notes and/or other evidences of indebtedness, which may be unsubordinated or subordinated to certain other obligations of the Company; (ii) preferred stock, par value $1.00 per share, of the Company ("Preferred Stock"); (iii) depositary shares, each representing a fraction of a share of Preferred Stock ("Depositary Shares"), to be evidenced by depositary receipts (the "Depositary Receipts") issued pursuant to a Deposit Agreement among the Company, a bank or trust company selected by the Company to act as a depositary (the "Depositary") and the holders from time to time of the Depositary Receipts (the "Deposit Agreement"); (iv) common stock, par value $0.01 per share, of the Company ("Common Stock"); (v) warrants to purchase Debt Securities, Preferred Stock, Depositary Shares or Common Stock ("Warrants"); (vi) Trust Preferred Securities of one or more of the Trusts ("Trust Preferred Securities"), and related guarantees by the Company (individually, a "Trust Guarantee," and collectively, the "Trust Guarantees"); (vii) stock purchase contracts, including contracts obligating holders to purchase shares of Common Stock, Preferred Stock or Depositary Shares at a future date or dates ("Purchase Contracts"); and (vii) units consisting of a Purchase Contract and Debt Securities, Trust Preferred Securities or debt obligations of third parties, in each case securing the holder's obligation under a Purchase Contract ("Units," and together with the Debt Securities, Preferred Stock, Depositary Shares, Common Stock, Warrants, Trust Preferred Securities, Trust Guarantees and Purchase Contracts, "Securities").

         As an Assistant General Counsel and Assistant Secretary of the Company, I am familiar with the Restated Certificate of Incorporation and the By-Laws and with the affairs of the Company. I also have examined such other documents and instruments and have made such further investigation as I have deemed necessary or appropriate in connection with this opinion.

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     Based on the foregoing, it is my opinion that:

         1. The Company is duly incorporated and validly existing as a corporation under the laws of the State of Delaware.

         2. When (i) the registration requirements of the Securities Act have been complied with, (ii) the indenture between the Company and the Trustee pursuant to which the Debt Securities are to be issued (the "Indenture") has been qualified under the United States Trust Indenture Act of 1939, as amended (the "TIA"), (iii) the form or forms of the Debt Securities and the final terms thereof have been duly approved or established by appropriate corporate action taken by the Company and in accordance with the terms of the Indenture, and (iv) the Debt Securities have been duly executed, authenticated, completed, issued and delivered against payment therefor in accordance with such corporate action, the Indenture and in the manner contemplated by the Registration Statement, the Debt Securities will thereupon be legally issued and binding obligations of the Company.

         3. When (i) the registration requirements of the Act have been complied with, (ii) the forms of the Preferred Stock and the Depositary Shares and the final terms thereof have been duly approved or established by appropriate corporate action taken by the Company (including the filing of the certificate of designations relating to the Preferred Stock with the Delaware Secretary of State), (iii) the Preferred Stock and the Depositary Shares have been duly issued and sold against payment therefor in accordance with such corporate action and in the manner contemplated by the Registration Statement and (iv), with respect to the Depositary Shares only, the Depositary has duly executed the Depositary Receipts in accordance with the terms of the Deposit Agreement (the Company having deposited the Preferred Stock with the Depositary pursuant to the Deposit Agreement), the Preferred Stock will be validly issued, fully paid and nonassessable (provided that the consideration paid therefor is not less than the par value thereof), will not have been issued in violation of or subject to any preemptive rights, and will have the rights set forth in the Company's Restated Certificate of Incorporation, as then amended, including the amendment effected by the Certificate of Designations relating to the Preferred Stock, and the Depositary Shares will represent legal and valid interests in the shares of Preferred Stock.

         4. When (i) the registration requirements of the Securities Act have been complied with, (ii) appropriate corporate action has been taken by the Company to authorize the issuance of Common Stock, (iii) Common Stock shall have been duly issued and sold by the Company against payment therefor in accordance with such corporate action and in the manner contemplated by the Registration Statement, and (iv) if issued in physical form, certificates representing shares of Common Stock have been duly executed by the duly authorized officers of the Company in accordance with applicable law or, if issued in book entry form, an appropriate account statement evidencing shares of Common Stock credited to the purchaser's account maintained with the Company's transfer agent for Common Stock has been issued by said transfer agent, such Common Stock will be validly issued, fully paid and nonassessable (provided that the consideration paid therefor is not less than the par value thereof).

         5. When (i) the registration requirements of the Securities Act have been complied with, (ii) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the Warrants and
(iii) Warrants with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment in the manner provided for in the warrant agreement pursuant to which the Warrants are to be issued and such corporate action, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

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          6. When (i) the registration requirements of the Securities Act have been complied with, (ii) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the Trust Guarantees with respect to the Trust Preferred Securities to be issued by the Trusts, (iii) the applicable guarantee agreement pursuant to which the Trust Guarantees are to be issued has been qualified under the TIA and the related Trust Guarantee has been duly executed and authenticated in accordance with the provisions of the applicable guarantee agreement, (v) the applicable Trust's declaration of trust has been qualified under the TIA and has been duly executed and delivered by the Company and the other parties thereto, (vi) making and performing the Trust Guarantees is necessary or convenient to the conduct, promotion or attainment of the business of the Company and (vii) such Trust Preferred Securities shall have been duly authorized for issuance by the applicable Trust's declaration of trust, and duly executed, issued and delivered by duly authorized trustees of the applicable Trust against payment of the consideration therefor and authenticated by the trustee for the Trust Guarantees, all in the manner provided for in the applicable declaration of trust, such Trust Guarantees will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

          7. When (i) the registration requirements of the Securities Act have been complied with, (ii) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the Purchase Contracts and (iii) the Purchase Contracts with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment therefor in the manner provided for in the Purchase Contracts and such corporate action, such Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

          8. When (i) the registration requirements of the Securities Act have been complied with, (ii) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the Units and
(iii) the Units with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment therefor in the manner provided for in the agreement pursuant to which the Units are to be issued and such corporate action, such Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

          My opinions expressed above are subject to the qualifications that I express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law or judicially developed doctrine in this area (such as substantive consolidation or equitable subordination) affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) public policy considerations which may limit the rights of parties to obtain certain remedies.

          For purposes of the relevant opinions above, I have assumed that (i) the Trust Preferred Securities will have been validly issued and will be fully paid and non-assessable and (ii) the declaration of trust of each Trust has been duly authorized, executed and delivered by, and constitutes a valid, binding and enforceable obligation of, the parties thereto and that the Trusts have been duly organized and are validly existing in good standing as business trusts under Delaware law.

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          I wish to point out that I am a member of the Bar of the State of
Michigan and do not hold myself out as expert in the laws of other states. However, I have made, or caused to be made, such investigation as I have deemed appropriate with respect to the laws of other states in connection with the opinions expressed herein, and nothing has come to my attention in the course of such investigation which would lead me to question the correctness of such opinions.

       I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.



                                               Very truly yours,



                                               /s/ Peter Sherry, Jr.
                                               ------------------------------
                                               Peter Sherry, Jr.
                                               Assistant General Counsel and
                                                          Assistant Secretary